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                                                                      EXHIBIT 99

                           FORM OF AUTHORIZATION CARD

To: Shareholders of Union Planters Corporation


By signing the authorization on the other side of this card and returning it to us, you may participate in the Union Planters Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan as described in the accompanying Prospectus. You may elect by checking the appropriate box or boxes to reinvest all or some portion of the cash dividends on your shares of Common Stock of the Company, or to make voluntary cash payments to purchase more shares, or do both.


1.   [ ]   I wish to reinvest my cash dividends on all of my shares of
           Common Stock.

2.   [ ]   I wish to reinvest my cash dividends on                 of
           my shares of Common Stock.              ---------------

3.   [ ]   I wish to make optional cash payments, and enclose a check for my initial voluntary cash payment of $
                                                      ---------------
           (minimum $100 per payment and maximum $2,000 per calendar
           quarter).

(This is not a Proxy. Please make your election above and sign the Authorization Card on the reverse side.)

                                 AUTHORIZATION

                                                --------------------------------
                                                 Taxpayer Identification Number
                                                            (if any)


To: Union Planters Corporation and Union Planters Bank, National Association,
    Corporate Trust Operations, as Plan Administrator, or its duly appointed successor:



Upon my election to reinvest all or some portion of my cash dividends as I have indicated on the reverse side (if applicable), I hereby authorize and direct Union Planters Corporation (the "Company") to pay to Union Planters Bank, National Association, Corporate Trust Operations ("Plan Administrator") for my account cash dividends payable to me on Common Stock of the Company registered in my name.



I hereby appoint the Plan Administrator or its duly appointed successor as my agent, subject to the Terms and Conditions set forth in the Prospectus covering the Union Planters Corporation Amended and Restated Dividend Reinvestment and Stock Purchase Plan, a copy of which I have received and read. I hereby authorize the Plan Administrator, to the extent I have indicated on the reverse side or may properly indicate hereafter, to take all actions necessary to apply cash dividends payable on shares of Common Stock of the Company registered in my name and/or all my voluntary cash payments made in accordance with the Plan to the purchase of whole and fractional shares of Common Stock of the Company.


In the event that the certificates representing shares purchased by me are held by the Plan Administrator or its nominee, I hereby authorize the Plan Administrator or its nominee to merge such certificates into one or more certificates of larger denominations.

This authorization and appointment is given with the understanding that I may terminate it at any time by notifying the Plan Administrator in writing at least fifteen (15) days before the Record Date for any dividend payment or before any Investment Date.

                                         ---------------------------------------

                                                  Printed or Typed Name


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                                                        Signature


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                                                  Printed or Typed Name


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                                                        Signature


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                                                          Dated


                                         Please sign exactly as your name(s)
                                         appears on your stock certificate. This
                                         authorization is invalid unless signed
                                         by all persons whose names appear on
                                         your stock certificate.